UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2004

METROPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

ITEM	5. Other Events and Regulation FD Disclosure.

On March 16, 2004, MetroPCS, Inc. (the “Company”) issued a press release announcing that, effective immediately, Dennis G. Spickler, who has served as its Chief Financial Officer since 1996, has assumed the newly created position of Vice President, Business Development. In connection with this new role, the Company has named Michael N. Lavey, its Vice President and Controller, as interim Chief Financial Officer, and has started a search for a new Chief Financial Officer. The press release is attached hereto as an exhibit to this Current Report on Form 8-K and is incorporated herein in its entirety.

ITEM	7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated March 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS, INC.

Date: March 16, 2004	By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President, Chief Executive Officer, Secretary and Chairman of the Board